Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes‑Oxley Act of 2002, the undersigned officers of Accuray Incorporated, a Delaware corporation (the “Company”), hereby certify, to such officers’ knowledge, that:

(i)

the accompanying Annual Report on Form 10‑K of the Company for the twelve months ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 27, 2026

/s/ Steve La Neve

Steve La Neve
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Ali Pervaiz

Ali Pervaiz
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)